SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2017

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)		(Zip Code)
20 Lower Main St., P.O. Box 667		05661-0667
Morrisville, VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On October 18, 2017, the Board of Directors approved the termination of the Company’s noncontributory defined benefit pension plan (the “Plan”). The Plan covers substantially all employees who had earned benefits as of October 5, 2012. On that date the Plan was closed to new participants and benefit accruals were frozen.

Based on the estimated value of assets held in the Plan, the Company currently estimates that a cash contribution of approximately $1.1 million will be required to fully fund the Plan’s liabilities at termination. In addition, the Company expects to record a charge to earnings of $3.2 million at termination, which is expected to occur during the fourth quarter of 2018. Actual amounts may differ from these estimates. Management of the Company is in process of communicating information to Plan participants affected by this decision.

Item 2.02. Results of Operations and Financial Condition

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

On October 18, 2017, Union Bankshares, Inc. issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1, announcing net income and net income per share for the third quarter and nine months ended September 30, 2017, as well as the declaration of a regular quarterly cash dividend.

Item 8.01. Other Events

a) Declaration of Regular Quarterly Cash Dividend
On October 18, 2017 the Board of Directors of Union Bankshares, Inc. declared a quarterly cash dividend of $0.29 per share. The dividend is payable on November 8, 2017 to shareholders of record as of October 28, 2017.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibit, referred to in Item 2.02 of the Report is furnished, not filed; herewith:

Exhibit 99.1    Union Bankshares, Inc. Press Release dated October 18, 2017, announcing a regular quarterly dividend and third quarter and nine months ended September 30, 2017 net income and net income per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

October 18, 2017	/s/ David S. Silverman
David S. Silverman
Chief Executive Officer

October 18, 2017	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1Union Bankshares, Inc. Press Release dated October 18, 2017, announcing a regular quarterly dividend and third quarter and nine months ended September 30, 2017 net income and net income per share.